UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

•	Completion of McDonald Bradley Acquisition

On December 18, 2007, ManTech International Corporation completed its acquisition of McDonald Bradley, Inc. (“McDonald Bradley”). McDonald Bradley provides high-end, mission-critical, technology-differentiated, solutions in the areas of Service Oriented Architecture, Data Interoperability and Information Assurance.

The acquisition was consummated pursuant to an Agreement and Plan of Merger (“Merger Agreement”), dated November 15, 2007, by and among ManTech, McDonald Bradley, Spyglass Acquisition Corp., a newly formed and wholly owned subsidiary of ours (“Merger Sub”), and Kenneth Bartee, acting as a representative for the shareholders of McDonald Bradley (“Shareholder Representative”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into McDonald Bradley, with McDonald Bradley continuing as the surviving corporation and our wholly owned subsidiary (the “Merger”).

The material terms of the Merger Agreement were previously disclosed on a Current Report on Form 8-K that the Company filed with the SEC on November 16, 2007.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing descriptions of the Merger and the Merger Agreement are qualified in their entirety by reference to the terms of the Merger Agreement, as filed.

•	Announcement of Initial Full Year 2008 Guidance; Reaffirmation of 4th Quarter and Full Year 2007 Guidance

On December 19, 2007, ManTech International Corporation reaffirmed earnings guidance for the fourth quarter of fiscal 2007 and full fiscal year 2007 and announced initial earnings guidance for full year 2008. In addition, the Company announced it has closed the acquisition of McDonald Bradley.

A copy of the December 19, 2007 release, announcing the completion of the Merger and announcing the aforementioned guidance, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2007, we entered into a new Credit Agreement with Bank of America, N.A. (as Administrative Agent and L/C Issuer), Citizens Bank of Pennsylvania (as Syndication Agent), PNC Bank, National Association and Branch Banking and Trust Company (each as a Documentation Agent) and the other lender parties thereto (the “New Credit Agreement”).

In connection with consummation of the Merger on December 18, 2007, we borrowed approximately $80 million under the New Credit Agreement.

We filed the New Credit Agreement as an exhibit to a Current Report on Form 8-K which was filed with the SEC on May 1, 2007 (“May 1, 2007 Form 8-K”). Our description of the New Credit Agreement (and the borrowings thereunder) in this Current Report on Form 8-K is qualified by reference to the complete document, as filed with the May 1, 2007 Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated November 15, 2007 (the “Merger Agreement”), by and among ManTech, McDonald Bradley, Spyglass Acquisition Corp., and Kenneth Bartee acting as a representative for the shareholders of McDonald Bradley.

99.1*	ManTech International Corporation Press Release, dated December 19, 2007, announcing the completion of the acquisition of McDonald Bradley by ManTech and announcing initial full year 2008 guidance and reaffirming fourth quarter and full year 2007 guidance.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date:	December 19, 2007	By:	/s/ Kevin M. Phillips
Kevin M. Phillips
Chief Financial Officer